SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 19, 2018

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950-2546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the third quarter of 2018, Honeywell International Inc. (the “Company”) revised its accounting to correct the time period associated with the determination of appropriate accruals for the legacy Bendix asbestos-related liability for unasserted claims. The prior accounting treatment applied a five-year time horizon; the revised treatment reflects the full term of epidemiological projections through 2059. Previously issued financial statements have been revised for this correction.

On January 1, 2018, we retrospectively adopted the new accounting guidance on presentation of net periodic pension costs. Following the adoption of this standard, we continue to record the service cost component of Pension ongoing (income) expense in Cost of products and service sold and Selling, general and administrative expenses. The remaining components of net benefit costs within pension ongoing (income) expense, primarily interest costs and assumed return on plan assets, are now recorded in Other (income) expense. Prior year amounts have been reclassified to conform to the current year presentation.

The impact of the above revision and retrospective adoption on the Company’s previously reported consolidated balance sheets and consolidated statement of operations are presented in Exhibit 99 filed herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 99 Honeywell International Inc. – Historical financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden
Senior Vice President, General Counsel and Corporate Secretary
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